EXHIBIT 28.1



                          CONSENT OF DIRECTOR NOMINEE


     The undersigned, a nominee for director of SportsLine USA, Inc., a Delaware corporation (the "Company"), hereby (i) consents to being nominated for the position of director of the Company and to serve as such if elected, and (ii) consents to being named as a director nominee in the Company's Registration Statement on Form S-1 relating to the Company's initial public offering of its common stock, and in the Prospectus contained therein proposed to be circulated in connection with such offering, and all amendments thereto.


Executed this 10th day of April, 1997.


                                        /s/ MICHAEL P. SCHULHOF
                                        ------------------------
                                           Michael P. Schulhof